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                                                                    EXHIBIT 10.9

                 SOUTH CALLAGHAN RANCH (LOBO) ASSETS AGREEMENT


         THIS AGREEMENT (the "Agreement") is made and entered into between Mobil Exploration & Producing U.S. Inc. acting as Agent for Mobil Producing Texas & New Mexico Inc. ("Mobil") and Michael Petroleum Corporation ("Michael"). In consideration of the mutual benefits and covenants contained herein, the parties agree as follows:

         The following Exhibits are attached hereto and shall be considered a part of this Agreement:

         Exhibit "A" --                    Description of the McElroy Lease,
                                           the GBGL&C Lease, and the Oil and
                                           Gas Interests.

         Exhibit "B-1" --                  Plat of South Callaghan Ranch Lands.

         Exhibits "B-2 - B-24" --          Plats of Program Wells.

         Exhibit "C-1" --                  Term Assignment of Oil and Gas
                                           Leases.

         Exhibit "C-2" --                  South Callaghan Ranch Lease.

         Exhibit "C-3" --                  Excluded Wells.

         Exhibit "D" --                    JOA.

         Exhibit "E" --                    Production Headers and Applicable
                                           Wells.

         Exhibit "F" --                    VPP Pipeline Delivery Points.

         For additional consideration described and defined below, Mobil agrees to (i) assign to Michael a term leasehold interest in the "McElroy Leases" and the "GBGL&C Lease" as defined and described in attached Exhibit "A," and (ii) grant all of Mobil's right, title and interest in, to and under or derived from the lands described as "Oil and Gas Interests" in Exhibit "A" attached hereto. This Agreement covers the lands depicted on the plat attached hereto as Exhibit "B-1" (the "South Callaghan Ranch Lands"), INSOFAR AND ONLY INSOFAR as the South Callaghan Ranch Lands cover the interval from the surface of the ground down to 100 feet below the stratigraphic equivalent of the base of the Lobo 6 Sand, which is seen at a measured depth of 8,775 feet on the electric log run in the South Callaghan Ranch Well #164 (API 4247936793) located in the Margarito Herrera Survey 1192, A-2293, Webb County, Texas. This grant shall be pursuant to an oil and gas lease from Mobil to Michael and substantially in the form of the lease attached hereto as Exhibit "C-2" (the "South Callaghan Ranch Lease") and this assignment shall be pursuant to the Term Assignment form attached hereto as Exhibit "C-1."

         The South Callaghan Ranch Lease shall have a primary term of seven (7) years, shall be effective January 1, 1998, and shall cover only Mobil's "undeveloped acreage" in the South Callaghan Ranch Lands with an express provision that no well drilled under such lease shall have
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a bottom-hole location closer than 1,200 feet from any existing producing well thereon (except this distance shall be 1,250 feet for the "Program Wells" defined below) unless mutually agreed otherwise between the parties. For purposes of this Agreement, undeveloped acreage shall include all of the South Callaghan Ranch Lands, SAVE AND EXCEPT the wells listed on Exhibit "C-3" attached hereto (the "Excluded Wells") and the drilling units allocated to the 23 wells (the "Program Wells") drilled or proposed by Mobil under its 1997 Mobil Development Fund Program. Each such Program drilling unit contains 40 acres, and each is designated with its applicable Program Well on the plats attached hereto as Exhibits "B-2" through "B-24."

         If any currently producing well, including any Program Well, should cease producing and become a plugging candidate under the JOA (described below), then upon the parties' consent to plug such well, the 1,200 foot restriction shall no longer apply to that well. Furthermore, if any proposed Program Well is not actually drilled as of the date of this Agreement, then the 1,200 foot restriction shall not apply to that well. Michael and Mobil further agree not to seek an exception to the density provisions as provided in Rule 38 WELL DENSITIES of the Statewide Rules for Oil, Gas and Geothermal Operations of the Railroad Commission of Texas and not to seek changes to current field rules or seek new field rules, without prior written agreement between the parties.

         Michael and Mobil shall execute a new joint operating agreement substantially in the form attached hereto as Exhibit "D" (the "JOA") covering the South Callaghan Ranch Lands to replace a portion of the Contract Area covered by the current August 16, 1979 operating agreement. The JOA shall reflect pertinent changes regarding the parties and address among other matters, the interests of the parties, the COPAS Accounting Procedure and the gas balancing agreement. Upon closing, Mobil shall resign as operator (i) effective May 1, 1998 with respect to the undeveloped acreage in the South Callaghan Ranch Lands, and (ii) as soon as reasonably possible with respect to currently producing wells located on the balance of the South Callaghan Ranch Lands. Upon such resignations, Michael shall be appointed operator of the South Callaghan Ranch Lands. In order to insure an orderly change in operator of the currently producing wells, Michael and Mobil anticipate a transition period of up to, but not more than, one hundred twenty (120) days during which Mobil will provide the agreed-upon transition services set forth in Exhibit "G" of the JOA. Upon completion of the transition period, Michael, as successor operator, will be responsible for assuming all accounting, administrative and regulatory services currently provided by Mobil. Michael agrees that as successor Operator under the JOA, it shall be subject to a currently existing agreement with Maverick Engineering, Inc. regarding production operations, production facilities, production engineering services and production compression.

         Michael shall operate the South Callaghan Ranch Lands as a reasonable and prudent operator acting in a lawful, safe, efficient and cost effective manner at all times. As Operator, Michael agrees that it shall, for the benefit of the joint account under the JOA, render and make timely payment of all (i) royalties and other payments out of production under the terms of leases comprising the Contract Area, and (ii) severance, production, and ad valorem taxes assessed against the Contract Area in the JOA. Michael shall keep the South Callaghan Ranch Lands free from all liens, encumbrances, claims and causes of action except for (i) liens for taxes or assessments not yet due or not yet delinquent, and (ii) unperfected existing inchoate claims which may, by subsequent action


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of the claimants or operation of law, attach to the South Callaghan Ranch
Lands. Michael shall provide to Mobil its quarterly financial statements and such other information as Mobil may reasonably request regarding Michael's operating practices and business condition. Michael shall employ or contract with those engineering and field operations personnel who are capable and experienced in the drilling, completing, reworking, producing and operating of high pressure gas wells. The JOA shall provide for the removal of Michael as Operator for good cause, which shall include gross negligence, willful misconduct, the material breach of, or inability to meet, the standards of operation, and the material failure or inability to perform its obligations under the terms and provisions of the JOA. Such terms, provisions and obligations under the JOA shall include, but are not limited to, the timely delivery of the VPP and maintaining appropriate flowline pressures. The COPAS Accounting Procedure attached to the JOA as Exhibit "C" shall enable Michael to charge Mobil for its proportionate share of costs as set out therein.

         In operating and producing the South Callaghan Ranch Lands, Michael agrees to conduct operations in a manner such that pressures on existing flowlines immediately upstream of the flowline block valves on the Production Headers do not increase by more than 5% above the pressure at which they were operating as of the Closing. If Michael wishes to increase pressures on an existing flowline by more than 5%, Michael shall obtain written permission from Mobil, prior to effecting an increase. No permission shall be required if the pressure increase is a result of a successful wellwork project on the well originally serviced by the flowline. "Production Headers" are those headers referred to as Header A through Header RR on Drawing Nos. D-960089-0201-0000 through D-960089-0201-0015, depicted on Exhibit "E" attached hereto (legible, large scale versions of which drawings were furnished to, and are in the possession of, Michael).

         As additional consideration for the agreements contained herein, Michael shall guarantee the delivery of a volumetric production payment (the "VPP") equal to 4.0 BCF of natural gas, free of all cost and expense (net of royalty, production and severance taxes, post-production charges and the like), delivered into one (1) or more of either (i) Katy Plant Tailgate pipelines listed on attached Exhibit "F", (ii) Mobil LaGloria tailgate, or (iii) Agua Dulce pipelines listed on attached Exhibit "F", in such volumes at each as Michael shall reasonably determine. Michael shall timely notify Mobil (by telephone, confirmed in writing or by electronic communication) of the volumes Michael will make available to Mobil at each of the three (3) points for each month no later than three (3) working days prior to the last day of the preceding month. Once Michael has notified Mobil of the volumes available at each of the three (3) points, Michael shall not change the volume it makes available at any of the three (3) points during that month without Mobil's prior consent. Contemporaneously with the confirmation by Michael of the delivery point(s) for a particular month, Mobil or its agent or designee shall have the right to nominate the specific Exhibit "F" pipeline(s) for actual delivery purposes. Michael will use its best efforts to honor Mobil's pipeline nomination.

         The VPP shall be delivered out of Michael's then-current Webb and Zapata Counties production base in a volume stream of an average of 16.35 MMCF per day (491MMCF per month) beginning on May 1, 1998 and continuing until December 31, 1998 until the entire 4.0 BCF VPP





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has been delivered to Mobil.  The parties, recognize that, as a practical matter, pipeline imbalances may cause the actual volumes to be delivered to vary; such variance shall not constitute a default in the payment of the VPP. The parties agree to use their best efforts to remedy any such variances in delivered volumes by the end of the month following the month during which the variance in delivery actually occurred. Failure by Michael to deliver the VPP shall result in the ipso facto termination of the South Callaghan Ranch Lease; provided, however and in that event, Michael shall be entitled to own only 40 acres around each then producing or currently drilling well located on the South Callaghan Ranch Lands as governed by the South Callaghan Ranch Lease. Failure by Michael to timely deliver the VPP over the course of such period shall result automatically in (i) Mobil becoming the operator of the wells existing as of the date of this agreement and (ii) the termination of the JOA as to all of the Contract Area not otherwise retained by Michael. Michael and Mobil agree that the VPP is excluded from any and all South Callaghan Ranch Lease gas balancing calculations and agreements.

         With respect to the VPP, Michael's delivery of such gas shall be subject to the following quality specs:

         All gas delivered by Michael shall meet the quality and heat content of the receiving transporter. The unit of quality measurement for purposes of this agreement shall be one MMBtu dry. Measurement of gas quantities hereunder shall be in accordance with the established procedures of the receiving transporter.

         Closing of the transactions contemplated hereby shall occur on or before April 23, 1998, at such time and place as Mobil and Michael shall mutually agree.

         In addition to the above specific matters, the parties do generally agree as follows:

         1. The parties do not intend to create, nor shall this Agreement be construed to create, a partnership, mining partnership, joint venture, or other relationship of mutual agency between the parties, their relation with respect to this Agreement and all rights, interests, and obligations hereunder being solely one of lessor and lessee. Nothing herein shall be construed as authorization of one party hereto to act as general agent for the other party nor to permit either party to act for or on behalf of the other party outside the terms of the Agreement.

         2. Michael may not transfer or assign its operational duties and responsibilities hereunder without first obtaining the written consent of Mobil, which consent shall not be unreasonably withheld. Except as otherwise expressly provided in this Agreement, Mobil's rights under this Agreement shall be freely assignable. Notwithstanding anything herein to the contrary, no assignment by either party shall operate to relieve the transferring party from direct responsibility and liability to the other party hereto for the performance of all of the transferring party's obligations hereunder.

         3. Time is of the essence in each and every provision of this Agreement.





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         4.      This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns. There are no intended third-party beneficiaries of this Agreement.

         5. The parties hereto agree to execute, acknowledge, and deliver, as appropriate, such other and further instruments, documents, and assurances as the other of them may reasonably require to effectuate the purpose and intent of this Agreement.

         6. Any failure by Michael, on the one hand, or Mobil, on the other hand, to comply with any obligation, covenant, agreement or condition contained herein may be expressly waived in writing by the other party; provided, however, any such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         7. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand (including, without limitation, by overnight courier), transmitted by facsimile, or mailed, certified or registered mail (return receipt requested) with postage prepaid to the applicable party as follows:

                          (a)     If to Michael:

                                  Michael Petroleum Corporation
                                  13101 Northwest Freeway, Suite 320
                                  Houston, Texas  77040
                                  Fax:  (713) 895-0320
                                  Attention:  Land Manager

                          (b)     If to Mobil:

                                  Mobil Exploration & Producing U.S. Inc.
                                  12450 Greenspoint Drive
                                  Houston, Texas  77060-1991
                                  Fax:  (281) 775-4370
                                  Attention:  South Texas Producing Manager

         with a copy to:          Mobil Exploration & Producing U.S. Inc.
                                  12450 Greenspoint Drive
                                  Houston, Texas  77060-1991
                                  Fax: (281)  775-4095
                                  Attention:  Robert E. Weitzel

or to such other persons or entities or addresses as the applicable party shall furnish to the other parties in writing in accordance with this section. Delivery of notices shall be effective only upon actual receipt by the intended recipient (or in the case of facsimile transmission, the completion of such transmission during the recipient's normal business hours).





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         8.      This Agreement and all of the provisions hereof shall be
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         9. This Agreement, and the legal relations among the parties hereto arising from this Agreement, shall be governed by and construed in accordance with the laws of the State of Texas.

         10. This Agreement (including the Exhibits hereto and the other instruments referred to herein) embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein; there are no restrictions, promises, warranties, covenants or undertakings, other than those expressly set forth or referred to herein; and this Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

         11. Neither this Agreement nor any other agreement between the parties nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto or thereto, whether under any rule of construction or otherwise. On the contrary, this Agreement and the other agreements between the parties have been reviewed by the parties and their counsel and, in the case of any ambiguity or uncertainty, shall be construed according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

         12. Any headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         13. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14. In the event of any conflict between this Agreement and any instrument or document executed pursuant hereto, the terms of this Agreement shall in all respects govern and control.

         15. The parties shall make no press release or other public announcement or public disclosure relating to this Agreement or the subject matter of this Agreement, except as necessary to meet legal or regulatory requirements, or as mutually approved.

         16. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") by three (3) arbitrators. Each party shall appoint one arbitrator who shall be an impartial and independent person. If a party fails to appoint an arbitrator within thirty (30) days from the date a Demand to Arbitrate was made under Rule 6, the AAA shall make the appointment of the arbitrator. The two
(2) arbitrators thus appointed shall appoint the third arbitrator who shall be an impartial and independent person. If said two (2) arbitrators fail to appoint the third arbitrator within sixty (60) days from the date a Demand to Arbitrate was made under Rule 6, the AAA shall make the appointment of the third arbitrator. Should any of the





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arbitrators appointed die, resign, refuse or become unable to act before a decision is given, the vacancy shall be filled by the method set forth in this clause for the original appointment. The arbitration shall be held in Houston, Texas. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         Executed this 20th day of April, 1998

                                     Michael Petroleum Corporation



                                     By: /s/ MICHAEL G. FARMAR
                                        --------------------------------------
                                              Michael G. Farmar
                                              President


                                     Mobil Exploration & Producing U.S. Inc., as Agent for Mobil Producing Texas &
                                     New Mexico Inc.



                                     By: /s/ D.B. LITCHFIELD
                                        --------------------------------------
                                              D. B. Litchfield
                                              Attorney-in-Fact





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